Exhibit 10.2

First AMENDMENT TO CREDIT AGREEMENT

First AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 14, 2019, by and among PARK INTERMEDIATE HOLDINGS LLC, a limited liability company formed under the laws of the State of Delaware (the “Company”), PARK HOTELS & RESORTS INC., a Delaware corporation (the “Parent”), the Subsidiaries of the Company party hereto as Subsidiary Borrowers, each of the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Company, the Parent, the Administrative Agent, the financial institutions initially a signatory to the Existing Credit Agreement (as defined below) together with their successors and assigns   under Section 13.6. of the Existing Credit Agreement (the “Lenders”) and certain other parties have entered into that certain Credit Agreement dated as of December 28, 2016 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”); and

WHEREAS, the Company, the Parent, the Lenders party hereto and the Administrative Agent desire to amend certain provisions of the Existing Credit Agreement subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Specific Amendments to Existing Credit Agreement.  The parties hereto agree that the Existing Credit Agreement is amended as follows:

(a)New Definitions. The Existing Credit Agreement is hereby amended by adding the following definitions of “Acceptable Preferred Equity Interests”, “Beneficial Ownership Certification”, “Beneficial Ownership Regulation”, “Dividing Person”, “Division”, “Division Successor”, “Eligible Domestic Subsidiary”, “First Amendment Effective Date”, “Intercreditor Agreement”, “Permitted Chesapeake Equity Restrictions”, “PK Domestic LLC”, “PK Domestic REIT”, “PK Merger Agreement”, “Specified Chesapeake Subsidiaries”, “Term Loan Agreement” and “Term Loan Documents” in the proper alphabetical order in Section 1.1. of the Existing Credit Agreement:

“Acceptable Preferred Equity Interests” means that certain Series A Preferred Stock in PK Domestic REIT to be issued to Persons other than the Company and its Subsidiaries on or after the First Amendment Effective Date which shall be non-voting with respect to the election of the directors of PK Domestic REIT and having an initial aggregate liquidation value of up to $125,000 (exclusive of any accrued and unpaid dividends and early redemption premiums) and separately disclosed in writing to the Administrative Agent and the Lenders prior to the First Amendment Effective Date; provided that such Persons shall not receive aggregate dividends and distributions in respect of such Acceptable Preferred Equity Interests in excess of 12% of the initial aggregate liquidation value thereof (exclusive of any early redemption premiums or any distribution in respect of a redemption or purchase of  such Acceptable Preferred Equity Interests made by the Company or any of its Subsidiaries) during any fiscal year of the Parent.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division.  A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Eligible Domestic Subsidiary” means (i) one or more Domestic Subsidiaries approved from time to time by the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Revolving Credit Lenders (such approval not to be unreasonably withheld) and (ii) PK Domestic LLC so long as no Revolving Credit Lender shall have notified the Administrative Agent within 10 Business Days after the First Amendment Effective Date of its reasonable rejection of PK Domestic LLC as an Eligible Domestic Subsidiary.

“First Amendment Effective Date” means June 14, 2019.

“Intercreditor Agreement” means an intercreditor agreement or similar agreement reasonably acceptable to the Administrative Agent between the Administrative Agent and the administrative agent or collateral agent (or other representative) on behalf of the lenders and secured parties under the Term Loan Agreement with respect to the Collateral, which agreement shall (x) acknowledge that the Collateral shall secure equally and ratably the Obligations and the obligations owing under the Term Loan Agreement and (y) provide that the Secured Parties and the lenders and secured parties under the Term Loan Agreement shall share equally and ratably with respect to any proceeds of the Collateral.

“Permitted Chesapeake Equity Restrictions” means restrictions on the pledge or transfer of Equity Interests arising under Secured Indebtedness of the Specified Chesapeake Subsidiaries existing as of the First Amendment Effective Date to which PK Domestic LLC and its Subsidiaries become subject on or after the First Amendment Effective Date in connection with the merger of Chesapeake Lodging Trust with and into a Subsidiary of PK Domestic LLC pursuant to the PK Merger Agreement (it being understood that such restrictions on the pledge or transfer of Equity Interests may be amended after the First Amendment Effective Date in a manner customary for amendments to Secured Indebtedness of a target being assumed in an acquisition transaction or otherwise not materially adverse to the Lenders); provided that any such restrictions that (i) restrict the pledge of the direct Equity Interests in one or more Eligible Property Subsidiaries that own (or ground lease pursuant to a Qualified Ground Lease) an Eligible Property included in the calculation of Unencumbered Asset Value or (ii) otherwise limit the ability of one or more Eligible Property Subsidiaries to become a Guarantor, shall not constitute Permitted Chesapeake Equity Restrictions.

“PK Domestic LLC” means PK Domestic Property LLC, a Delaware limited liability company, formerly known as Hilton Domestic Property LLC, which is wholly owned by the Company (except for the Acceptable Preferred Equity Interests of PK Domestic REIT upon their issuance).

“PK Domestic REIT” means PK Domestic REIT Inc., a Delaware corporation wholly owned by the Company (except for the Acceptable Preferred Equity Interests upon their issuance).

“PK Merger Agreement” that certain Agreement and Plan of Merger, dated as of May 5, 2019, by and among Parent, PK Domestic LLC, PK Domestic Sub LLC, and Chesapeake Lodging Trust as the same may be amended.

“Specified Chesapeake Subsidiaries” means each of CHSP Los Angeles LLC (and CHSP TRS Los Angeles LLC, its operating lessee), CHSP Chicago LLC (and CHSP TRS Chicago LLC, its operating lessee), CHSP Boston II LLC (and CHSP TRS Boston II LLC, its operating lessee), and CHSP Denver LLC (and CHSP TRS Denver LLC, its operating lessee), each of which are Subsidiaries of Chesapeake Lodging Trust as of the First Amendment Effective Date.

“Term Loan Agreement” means a term loan agreement, to be entered into by and among the Parent, the Company, PK Domestic LLC, the other borrowers or guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

“Term Loan Documents” means the loan documents required to be entered into pursuant to the Term Loan Agreement.

(b)Restatement of Certain Definitions. The Existing Credit Agreement is hereby further amended by restating each of the definitions of “Eligible Foreign Subsidiary”, “Permitted Equity Liens”, “Permitted Transfer Restrictions”, “Subsidiary Borrower” and “Wholly Owned Subsidiary” in Section 1.1. of the Existing Credit Agreement in their entirety to read as follows:

“Eligible Foreign Subsidiary” means one or more Foreign Subsidiaries approved from time to time by the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Revolving Credit Lenders (such approval not to be unreasonably withheld).

“Permitted Equity Liens” means, with respect to any Equity Interests of a Person, Permitted Liens of the type described in clauses (a)(i), (e), (h) or (l) of the definition of Permitted Liens.

“Permitted Transfer Restrictions” means (a) reasonable and customary restrictions on transfer, mortgage liens, pledges and changes in beneficial ownership arising under Management Agreements, Franchise Agreements and ground leases entered into in the ordinary course of business (including in connection with any acquisition or development of any applicable Hotel Property, without regard to the transaction value), including rights of first offer or refusal arising under such agreements and leases, in each case, that limit, but do not prohibit, sale or mortgage transactions, (b) reasonable and customary obligations, encumbrances or restrictions contained in agreements not constituting Indebtedness entered into with limited partners or members of the Company or of any other Subsidiary of the Parent imposing obligations in respect of contingent obligations to make any tax “make whole” or similar payment arising out of the sale or other transfer of assets reasonably related to such limited partners’ or members’ interest in the Company or such Subsidiary pursuant to “tax protection” or other similar agreements, (c) Permitted Chesapeake Equity Restrictions and (d) restrictions arising under Section 5.3(c), (d) or (i) of the Tax Matters Agreement (as defined in the Distribution Agreement), substantially in the form provided to the Administrative Agent prior to the Agreement Date.

“Subsidiary Borrower” means any Eligible Domestic Subsidiary and any Eligible Foreign Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.21. and that has not ceased to be a Subsidiary Borrower pursuant to such Section.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than (x) in the case of a corporation, directors’ qualifying shares or (y) Acceptable Preferred Equity Interests) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. For the avoidance of doubt, it is understood and agreed that any Wholly Owned Subsidiary of the Company that is a Borrower shall be deemed to satisfy the requirements of Section 11.1.(k)(v).

(c)Excluded Pledged Collateral Definition. The Existing Credit Agreement is hereby further amended by restating clause (a) of the definition of “Excluded Pledged Collateral” in Section 1.1. of the Existing Credit Agreement in its entirety to read as follows:

“(a) the Equity Interests of a Foreign Subsidiary (other than a Subsidiary Borrower) and the Acceptable Preferred Equity Interests;”

(d)Permitted Liens Definition. The Existing Credit Agreement is hereby further amended by (i) restating clauses (j) and (k) of the definition of “Permitted Liens” in Section 1.1 of the Existing Credit Agreement in their entirety to read as follows and (ii) adding new clause (l) to the definition of “Permitted Liens” in Section 1.1 of the Existing Credit Agreement:

“(j) Liens and other quasi-security arrangements arising under foreign law or in any foreign jurisdiction and substantially similar in nature to the Liens described in clauses (a) through (h);

(k) solely with respect to any portion of a Property that is not a Core Hotel Property, any other Lien not otherwise described in clauses (a) through (j) above so long as such Lien does not secure (i) Indebtedness of the type described in clauses (a), (b)(i), (b)(ii), (c) (other than to the extent permitted pursuant to clause (g) above), (d) or (h) of the definition of Indebtedness or (ii) any Guarantee of the Indebtedness described in the foregoing sub-clause (i) of this clause (k); and

(l) Liens on a pari passu basis securing the Term Loan Agreement, so long as such Liens are subject to the Intercreditor Agreement.”

(e)Designation of Subsidiary Borrowers. The Existing Credit Agreement is hereby further amended by restating Section 2.21(a) of the Existing Credit Agreement in its entirety to read as follows:

“(a)Subject to Section 2.21.(b), the Company may at any time and from time to time upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree) designate any Eligible Domestic Subsidiary or Eligible Foreign Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement (which document may include certain limitations of the obligations of a Foreign Subsidiary signatory thereto in respect of this Agreement which are required pursuant to applicable laws of the jurisdiction of organization of such Foreign Subsidiary and which are mutually agreed upon by the Administrative Agent and the Company) executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 6.4., and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement.  Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Subsidiary Borrower to request further Credit Events under this Agreement.  As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender.  Without limiting the foregoing and except as otherwise expressly provided in Section 13.7., in connection with the initial designation of any Borrower as a Subsidiary Borrower that is a Foreign Subsidiary, this Agreement may be amended pursuant to an amendment or an amendment and restatement (a “Foreign Subsidiary Borrower Amendment”) executed by the Company, the applicable Foreign Subsidiary and the Administrative Agent, without the consent of any other Lenders, in order to effect such amendments to this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and its counsel, to effect this Section 2.21. as it relates to such Foreign Subsidiary or its home jurisdiction.  Such Foreign Subsidiary Borrower Amendment may be in addition to, or in substitution for, a Borrowing Subsidiary Agreement.”

(f)Beneficial Ownership Certification.  The Existing Credit Agreement is hereby further amended by (i) inserting “(a)” before the words “All written information” appearing in Section 7.1(x) of the Existing Credit Agreement and (ii) adding the following new clause (b) immediately after clause (a) appearing therein:

“(b)As of the First Amendment Effective Date, the information included in each Beneficial Ownership Certification is true and correct in all respects.”

(g)Limitation on Parent’s Assets, Liabilities and Activities. The Existing Credit Agreement is hereby further amended by restating Section 8.17(b)(i) of the Existing Credit Agreement in its entirety to read as follows:

“(i)liabilities (x) incidental to its status as a publicly traded real estate investment trust under the Internal Revenue Code and not constituting liabilities in respect of Indebtedness for borrowed money (including liabilities associated with employment contracts, executive officer and director indemnification agreements and employee benefit matters), indemnification obligations pursuant to purchase and sale agreements, tax liabilities and legacy liabilities arising pursuant to contracts entered into in the ordinary course of business prior to (and not in contemplation of) the Spin-Off, this Agreement or any other Loan Document or (y) that are less than or substantially equivalent to Parent’s (or any Parent Entity’s) liabilities under this Agreement that arise under any documentation evidencing Indebtedness (including the Term Loan Documents) of the Company or any of its Subsidiaries that is pari passu to the Obligations;”

(h)Beneficial Ownership Reporting.  The Existing Credit Agreement is hereby further amended by restating Section 9.4(o) of the Existing Credit Agreement in its entirety to read as follows:

“(o)(x) Promptly, upon each request, information identifying the Parent, the Company and any other Borrower as a Lender may request in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation and (y) prompt written notice of any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification.”

(i)Divisions.  The Existing Credit Agreement is hereby further amended by restating (x) the lead-in of Section 10.4 of the Existing Credit Agreement, (y) Section 10.4(ii) of the Existing Credit Agreement and (z) the lead-in of Section 10.4(iii) of the Existing Credit Agreement, each in its entirety to read, respectively, as follows:

“The Company shall not, and shall not permit any other Loan Party or any other Subsidiary to:  (a) enter into any transaction of merger or consolidation; (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution) or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions and whether effected pursuant to a Division or otherwise, assets, or the capital stock of or other Equity Interests in any of its Subsidiaries having a fair market value in excess of a Substantial Amount, whether now owned or hereafter acquired; provided, however, that, subject to the restrictions set forth in Section 8.17.:”

“(ii)any Loan Party or any Subsidiary may convey, sell, lease, sublease or otherwise transfer or dispose of, in one transaction or a series of related transactions and whether effected pursuant to a Division or otherwise, its assets, or the capital stock of or other Equity Interests in any of its Subsidiaries to the Parent or any other Subsidiary of the Parent so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; provided, that, in each case described in this Section 10.4(ii), if any Loan Party that is a limited liability company consummates a Division, each Division Successor shall be required to comply with the obligations set forth in Section 8.14;”

“(iii)any Loan Party or any other Subsidiary may convey, sell, lease, sublease or otherwise transfer or dispose of, whether by one transaction or a series of related transactions and whether effected pursuant to a Division or otherwise, any assets, or capital stock of or other Equity Interests in its Subsidiaries; provided that in the case of any such transaction or series of related transactions involving assets, capital stock or other Equity Interests having a fair market value in excess of the Substantial Amount being conveyed, sold, leased, subleased or otherwise transferred or disposed of to any other Person that is not a Loan Party or a Subsidiary:”

(j)Qualified Financial Contracts.  The Existing Credit Agreement is hereby further amended by adding the following as Section 13.25:

“Section 13.25.Acknowledgement Regarding Any Supported QFC. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States of a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC and such QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by  the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	As used in this Section 13.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 2.  Conditions Precedent.  The effectiveness of this Amendment is subject to the truth and accuracy of the representations and warranties set forth herein (and incorporated by reference) and satisfaction or waiver of the following conditions precedent:

(a)The Administrative Agent shall have received:

(i)	A counterpart of this Amendment duly executed and delivered by the Company, the Parent and the Requisite Lenders; and

(ii)	a certificate dated as of the First Amendment Effective Date signed by a Responsible Officer of the Company stating, to the best of the certifying party’s knowledge, the following:
(A)

All representations and warranties made or deemed made by each Borrower and any other Loan Party contained in this Amendment, in the Amended Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall be true and correct in all respects) on and as of the First Amendment Effective Date with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Loan Documents, and

(B)	No Default or Event of Default has occurred and is continuing.

(b)All fees owed to the Lenders incurred in connection with this Amendment and required to be paid as of the First Amendment Effective Date and all expenses (including, without limitation, the reasonable and documented out-of-pocket fees and expenses of legal counsel of the Administrative Agent) for which invoices have been presented to the Company on or prior to the First Amendment Effective Date shall have been paid.

(c)Solely to the extent requesting in writing by any Lender, on or prior to the date hereof the Company shall have delivered, on behalf of itself and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to itself and to such Loan Party, to such Lender that so requests such a Beneficial Ownership Certification prior to the First Amendment Effective Date.

Section 3.  Representations.  Each of the Parent and the Company represents and warrants to the Administrative Agent and the Lenders that:

(a)Authorization.  Each of the Parent and the Company has the right and power, and has taken all necessary action to authorize such Loan Party, to execute and deliver this Amendment and to perform its obligations hereunder and under the Amended Credit Agreement in accordance with their respective terms.  This Amendment has been duly executed and delivered by a duly authorized officer of each of the Parent and the Company and each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of each of the Parent and the Company enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b)Compliance with Laws, etc.  The execution and delivery by each of the Parent and the Company of this Amendment and the performance by each such Person of this Amendment and the Amended Credit Agreement in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval (other than any required filing with the SEC, which, to the extent required, the Company agrees to file in a timely manner) or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Company or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent, the Company or any Loan Party, or any material indenture, agreement or other instrument to which the Parent, the Company or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties.

(c)No Default.  No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 4.  Reaffirmation of Representations by Company and the Parent.  The Company and the Parent hereby certify to the Administrative Agent and the Lenders that as of the date hereof and after giving effect to this Amendment, the representations and warranties made or deemed made by each of the Company and the Parent in the Amended Credit Agreement and the other Loan Documents to which the Company and the Parent is a party are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is and shall be true and correct in all respects) on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is and shall be true and correct in all respects)) and except for changes in factual circumstances permitted under the Amended Credit Agreement.

Section 5.  Certain References.  Each reference to the Existing Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Amended Credit Agreement and as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified.  This Amendment is a Loan Document.

Section 6.  Expenses.  The Company shall reimburse the Administrative Agent promptly upon demand for all reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Administrative Agent, pursuant to and in accordance with Section 13.2. of the Amended Credit Agreement, in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9.  Effect.  Except as expressly herein amended, the terms and conditions of the Amended Credit Agreement and the other Loan Documents remain in full force and effect.  The amendments contained in Section 1 hereof shall be deemed to have prospective application only.  The Amended Credit Agreement is hereby reaffirmed, ratified and confirmed in all respects.  This Amendment is not intended to and shall not constitute a novation.  Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Amended Credit Agreement or any other Loan Document.

Section 10.  Counterparts.  This Amendment may be executed in any number of counterparts (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means), each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 11.  Definitions.  All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Amended Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed as of the date first above written.

COMPANY:

PARK INTERMEDIATE HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Baltimore
	Name:	Thomas J. Baltimore
	Title:	President and Chief Executive Officer

PARENT:

PARK HOTELS & RESORTS INC.,
a Delaware corporation

By:	/s/ Thomas J. Baltimore
	Name:	Thomas J. Baltimore
	Title:	President and Chief Executive Officer

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as an Issuing Bank, as a Swingline Lender and as a Lender

By:	/s/ Mark F. Monahan
	Name:	Mark F. Monahan
Senior Vice President

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BANK OF AMERICA, N.A.

By:	/s/ Suzanne E. Pickett
	Name:	Suzanne E. Pickett
	Title:	Senior Vice President

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Signature Page to First Amendment to Credit Agreement

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JPMORGAN CHASE BANK, N.A.

By:	/s/ Mohammad Hasan
	Name:	Mohammad Hasan
	Title:	Executive Director

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Citibank, n.a.

By:	/s/ Christopher Albano
	Name:	Christopher Albano
	Title:	Authorized Signatory

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Signature Page to First Amendment to Credit Agreement

with Park Intermediate Holdings LLC

PNC Bank, National Association

By:	/s/ Katie Chowdhry
	Name:	Katie Chowdhry
	Title:	Senior Vice President

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royal bank of canada, as a Lender

By:	/s/ Brian Gross
	Name:	Brian Gross
	Title:	Authorized Signatory

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sumitomo mitsui banking corporation

By:	/s/ Hideo Notsu
	Name:	Hideo Notsu
	Title:	Managing Director

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barclays bank plc

By:	/s/ Jake Lam
	Name:	Jake Lam
	Title:	Assistant Vice President

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Accepted and agreed to as of the date first written above by:

DEUTSCHE BANK AG NEW YORK BRANCH, as lender

By:	/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

By:	/s/ Ming K Chu
	Name:	Ming K Chu
	Title:	Director

[Signature Page to First Amendment to Credit Agreement

with Park Intermediate Holdings LLC]

goldman sachs bank usa

By:	/s/ Jamie Minieri
	Name:	Jamie Minieri
	Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement

with Park Intermediate Holdings LLC]

bbva usa
(formerly known as COMPASS BANK)

By:	/s/ Amber Benoit
	Name:	Amber Benoit
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement

with Park Intermediate Holdings LLC]

suntrust bank

By:	/s/ Katie Lundin
	Name:	Katie Lundin
	Title:	Director

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement

with Park Intermediate Holdings LLC]

the bank of nova scotia

By:	/s/ Michael Grad
	Name:	Michael Grad
	Title:	Director

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement

with Park Intermediate Holdings LLC]

Branch Banking and Trust Company

By:	/s/ Brad Bowen
	Name:	Brad Bowen
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement

with Park Intermediate Holdings LLC]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Timothy J. Tillman
	Name:	Timothy J. Tillman
	Title:	Senior Vice President

[Signatures Continued on Next Page]